                                                                     EXHIBIT 1.1

            IDENTITY AND BACKGROUND OF BSCI'S DIRECTORS AND OFFICERS

To the knowledge of the Reporting Persons, the following represents the names, present principal occupations or employment, and the names, principal businesses and addresses of the employers, of BSCI's directors and officers.

BSCI's Directors

                              Present Principal                                    Principal Business
        Name              Occupation or Employment         Name of Employer            of Employer            Address of Employer
----------------------  --------------------------     -----------------------  ------------------------   -------------------------
James E. Cayne          Chairman of the Board and      The Bear Stearns         Securities broker-dealer   383 Madison Avenue, 28th
                        Chief Executive Officer        Companies Inc.                                      Floor, New York, New
                                                                                                           York 10179

Henry S. Bienen         President                      Northwestern University  Educational institution    633 Clark Street,
                                                                                                           Evanston, IL 60208

Carl D. Glickman        Private Investor               --                       --                         --

Alan C. Greenberg       Chairman of the Executive      The Bear Stearns         Securities broker-dealer   383 Madison Avenue,
                        Committee                      Companies Inc.                                      28th Floor, New York,
                                                                                                           New York 10179

Donald J. Harrington    President                      St. John's University    Educational institution    8000 Utopia Parkway,
                                                                                                           Queens, New York 11439

Frank T. Nickell        President and Chief            Kelso & Company          Private equity investing   320 Park Avenue, New
                        Executive Officer                                                                  York, NY 10022

Paul A. Novelly         Chairman of the Board and      Apex Oil Company, Inc.   Petroleum distribution     8235 Forsyth Boulevard,
                        Chief Executive Officer                                                            Suite 400, Clayton,
                                                                                                           Missouri 63105

Frederic V. Salerno     Director                       The Bear Stearns         Securities broker-dealer   383 Madison Avenue, 28th
                                                       Companies Inc.                                      Floor, New York, New
                                                                                                           York 10179

Alan D. Schwartz        President and Co-Chief         The Bear Stearns         Securities broker-dealer   383 Madison Avenue, 28th
                        Operating Officer              Companies Inc.                                      Floor, New York, New
                                                                                                           York 10179

Warren J. Spector       President, Co-Chief            The Bear Stearns         Securities broker-dealer   383 Madison Avenue, 28th
                        Operating Officer and          Companies Inc.                                      Floor, New York, New
                        Director                                                                           York 10179

Vincent Tese            Chairman                       Wireless Cable           Cable and other            5 Mountain Blvd., Warren
                                                       International Inc.       subscription programming   NJ 07059-5650

Wesley S. Williams Jr.  President and Chief            Lockhart Cos. Inc.       Real estate, insurance,    44 Estate Thomas, St.
                        Operating Officer,                                      finance and related        Thomas 00802
                        Co-Chairman and Co-Chief                                businesses
                        Executive Officer

BSCI's Officers

                              Present Principal                                    Principal Business
        Name              Occupation or Employment         Name of Employer            of Employer            Address of Employer
----------------------  --------------------------     -----------------------  ------------------------    ------------------------
James E. Cayne          Chairman of the Board and      The Bear Stearns           Securities broker-dealer  383 Madison Avenue, 28th
                        Chief Executive Officer of     Companies Inc.                                       Floor, New York, New
                        and member of the Executive                                                         York 10179
                        Committee

Jeffrey M. Farber       Controller of the Company      The Bear Stearns           Securities broker-dealer  383 Madison Avenue, 28th
                                                       Companies Inc.                                       Floor, New York, New
                                                                                                            York 10179

Alan C. Greenberg       Chairman of the Executive      The Bear Stearns           Securities broker-dealer  383 Madison Avenue, 28th
                        Committee                      Companies Inc.                                       Floor, New York, New
                                                                                                            York 10179

Mark E. Lehman          Executive Vice President of    The Bear Stearns           Securities broker-dealer  383 Madison Avenue, 28th
                        the Company and member of      Companies Inc.                                       Floor, New York, New
                        the Executive Committee                                                             York 10179

Michael Minikes         Treasurer                      The Bear Stearns           Securities broker-dealer  383 Madison Avenue, 28th
                                                       Companies Inc.                                       Floor, New York, New
                                                                                                            York 10179

Samuel L. Molinaro Jr.  Executive Vice President and   The Bear Stearns           Securities broker-dealer  383 Madison Avenue, 28th
                        Chief Financial Officer of     Companies Inc.                                       Floor, New York, New
                        the and member of the                                                               York 10179
                        Executive Committee

Alan D. Schwartz        President and Co-Chief         The Bear Stearns           Securities broker-dealer  383 Madison Avenue, 28th
                        Operating Officer and member   Companies Inc.                                       Floor, New York, New
                        of the Executive Committee                                                          York 10179

Michael S. Solender     General Counsel                The Bear Stearns           Securities broker-dealer  383 Madison Avenue, 28th
                                                       Companies Inc.                                       Floor, New York, New
                                                                                                            York 10179

Warren J. Spector       President and Co-Chief         The Bear Stearns           Securities broker-dealer  383 Madison Avenue, 28th
                        Operating Officer and member   Companies Inc.                                       Floor, New York, New
                        of the Executive Committee                                                          York 10179

Notes:

The business address of each director and officer listed above is 383 Madison Avenue, 28th Floor, New York, New York 10179.

Each director and officer listed above is a U.S. citizen.